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                                ELECTION NOTICE
                  TO ACCEPT OR REJECT THE RESCISSION OFFER OF


                                    SFX LOGO

                PURSUANT TO THE PROSPECTUS, DATED MAY __, 1998

THE RESCISSION OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY __, 1998 (THE "EXPIRATION DATE"), UNLESS THE RESCISSION OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE RESCISSION OFFER IS EXTENDED, ELECTION NOTICES ONCE TRANSMITTED TO THE AGENT MAY NOT BE WITHDRAWN.

The Agent is: Howard J. Tytel, Esq., c/o SFX Entertainment, Inc., 650 Madison Avenue, 16th Floor, New York, New York 10022; Tel: (212) 838-3100; Fax: (212) 753-3188.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS SET FORTH IN THIS ELECTION NOTICE SHOULD BE READ CAREFULLY BEFORE THIS ELECTION NOTICE IS COMPLETED.

   The undersigned,                              , a
                             , acknowledges that it has received the
Prospectus, dated May , 1998 (the "Prospectus"), of SFX Entertainment, Inc. a Delaware corporation (the "Company"), and this Election Notice (this "Election Notice"), which together constitute the Company's offer (the "Rescission Offer"). Capitalized terms used but not defined herein have those meanings ascribed to them in the Prospectus.

   The Company hereby offers to        , subject to all the terms and
conditions set forth in the Prospectus, the right to cancel all its obligations to the Company, pursuant to the _______ Purchase Agreement, to
deliver the                 to the Company. If _______ accepts this
Rescission Offer, it will continue to hold such                .

   Upon the terms and subject to the conditions of the Rescission Offer, hereby transmits its acceptance or rejection of the Company's Rescission Offer. The undersigned hereby represents and warrants that I have full power and authority to execute this Election Notice in its capacity as
       of        .

   BY SIGNING THIS ELECTION NOTICE, DON LAW WILL BE DEEMED TO HAVE TRANSMITTED ITS ACCEPTANCE OR REJECTION OF THE COMPANY'S RESCISSION OFFER.

              accepts [     ] the Rescission Offer of the Company.

              rejects [     ] the Rescission Offer of the Company.

Dated: May  , 1998           By: ___________________________________________
                                 Name:
                                 Title: